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                                                                      EXHIBIT 23


              Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-38285) pertaining to Vision Twenty-One, Inc. 1996 Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-67315) pertaining to Vision Twenty-One, Inc. 1998 Employee Stock Purchase Plan, and the Registration Statement (Post-Effective Amendment No. 2 on Form S-3 to Form S-1 No. 333-51437) of our report dated June 11, 1999 with respect to the consolidated financial statements and schedule of Vision Twenty-One, Inc. and Subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                       /s/ Ernst & Young LLP

Tampa, Florida
June 11, 1999